                                                                                                EXHIBIT 31

CERTIFICATION PURSUANT TO

SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Cipolla, Vice President and Principal Servicing Officer of CEF Equipment Holding, L.L.C., certify that:

1.  I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of CEF Equipment Holding, L.L.C. with respect to GE Commercial Equipment Financing LLC, Series 2004-1;

2.  Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.  Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement for inclusion in these reports is included in these reports;

4.  I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with that agreement;
and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

5.  The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers
or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

March 28, 2005
/s/ Michael Cipolla
Name:  Michael Cipolla
Title:  Vice President and Principal Servicing Officer
CEF Equipment Holding, L.L.C.